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                                                                     EXHIBIT 5.1

                           Hughes Hubbard & Reed LLP
                             One Battery Park Plaza
                            New York, New York 10004

                                October 21, 1997

Continental Airlines, Inc.
2929 Allen Parkway
Houston, Texas 77019

        Re:  Continental Airlines, Inc. - Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as your counsel in connection with the above-referenced Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of the registration under the Act of the Pass Through Certificates, Series 1997-2 (the "New Certificates"), to be offered in exchange for all outstanding Pass Through Certificates, Series 1997-2 (the "Old Certificates"). Each of the New Certificates represents a fractional undivided interest in one of the four Continental Airlines 1997-2 Pass Through Trusts (the "Trusts") formed pursuant to four separate pass through trust agreements (the "Pass Through Trust Agreements") between Continental Airlines, Inc. (the "Company") and Wilmington Trust Company, as pass through trustee (the "Trustee") under each Trust.

        In connection with this opinion letter, we have examined: the Registration Statement, including the Prospectus which forms a part of the Registration Statement, the Pass Through Trust Agreements, the forms of Old Certificate and New Certificate, each filed as an exhibit to the Registration Statement, and originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, instruments and certificates of public officials as we have deemed necessary or appropriate to enable us to render this opinion. In addition, we have assumed: (i) that all signatures are genuine, (ii) that all documents submitted to us as originals are genuine,
(iii) that all copies submitted to us conform to the originals, (iv) that each Pass Through Trust Agreement has been duly authorized, executed and delivered by the applicable Trustee and is the legal, valid, binding and enforceable agreement of the applicable Trustee and (v) that the Old Certificates were duly and validly executed, authenticated and delivered by the Trustees pursuant to the terms of the Pass Through Trust Agreements.

        We are members of the bar of the State of New York, and the opinion set forth below is restricted to matters controlled by federal laws, the laws of the State of New York and the laws of the State of Delaware.

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        Based on the foregoing, it is our opinion that, when (1) the applicable provisions of the Act and such "Blue Sky" or other state securities laws as may be applicable shall have been complied with and (ii) the New Certificates, in the forms filed as exhibits to the Registration Statement, have been duly executed and authenticated in accordance with the Pass Through Trust
Agreements, and duly issued and delivered by the Trusts in exchange for an equal principal amount of Old Certificates pursuant to the terms of the Exchange Offer, the New Certificates will be legal, valid, binding and enforceable obligations of the applicable Trust, subject to (i) limitations imposed by bankruptcy, reorganization, moratorium, insolvency, fraudulent conveyance, fraudulent transfer, preferential transfer and other laws of general application relating to or affecting the enforceability of creditors' rights and to general principles of equity, including, without limitation, laches and estoppel as equitable defenses, concepts of materiality, reasonableness, good faith and fair dealing, and considerations of impracticability or impossibility or performance and defenses based upon unconscionability (regardless of whether such enforceability is considered or applied in a proceeding in equity or at law) and (b) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                        Very truly yours,

                                        /s/ Hughes Hubbard & Reed LLP